                            FOURTH AMENDMENT TO LEASE


     THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made by and between CHEVRON U.S.A. INC., a Pennsylvania corporation ("Landlord") and TEXAS MICRO-SYSTEMS, INC., a Texas corporation ("Tenant"), made effective the 31st day of July, 1995.

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant did enter into that certain lease (the "Lease") dated December 11, 1992, as amended effective February 24, 1993, and October 28, 1993, and July 10, 1995, for certain leased space situated in the Building known as 5959 Corporate Drive, Houston, Texas; and

     WHEREAS, Landlord and Tenant again desire to amend the Lease as set forth herein;

     NOW THEREFORE, Landlord and Tenant in consideration of the premises and the mutual benefits to be derived therefrom, do hereby covenant, stipulate and agree, each with the other, to the following terms, covenants, conditions and obligations as an amendment to the Lease:

     1. All terms, covenants, obligations and conditions in this Amendment which conflict with a like provision in the Lease shall be controlling over and supersede any like provision in the Lease.

     2. All terms, covenants, obligations and conditions in the Lease not superseded and/or amended by any provision in this Amendment shall remain in full force and effect. All defined terms in the Lease shall have the same meaning in this Amendment.

     3. Article 1, Section 1.01 of the Lease is amended to include within the Premises approximately 283 square feet of Net Rentable Area located in the Northwest Quadrant of the first floor of the Building (the "Northwest Quadrant Space") as shown on Exhibit 1 attached hereto. The Premises shall also be increased to include 1,754 square feet of Net Rentable Area located in the Basement of the Building (the "Additional Basement Space") as shown on Exhibit 2 hereto.

     4. The Base Rent is $8.50 per square foot of Net Rentable Area per annum for the Northwest Quadrant Space and $4.50 per square foot of Net Rentable Area per annum for the Additional Basement Space.

     5. Tenant will take the Northwest Quadrant Space and Additional Basement Space "AS IS".

     Made as of the date first written above.

LANDLORD                                         TENANT

CHEVRON U.S.A. INC.                              TEXAS MICRO-SYSTEMS, INC.



By   GARY SCHUMAN                                By       MICHAEL STEWART
  ---------------------------------                -----------------------------
Its  Lease Manager                               Its      President and CEO
   --------------------------------                 ----------------------------

                                                                       EXHIBIT 1



                        [Map of First Floor of Facility]

                                                                       EXHIBIT 2



                          [Map of Basement of Facility]